Exhibit 10.03

CLOUDERA, INC.
2017 EQUITY INCENTIVE PLAN
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.    SHARES SUBJECT TO THE PLAN.
2.1.    Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is Thirty Million (30,000,000) Shares, plus (a) any reserved shares not issued or subject to outstanding grants under the Company’s 2008 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), (b) shares that are subject to awards granted under the Prior Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date, (c) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (e) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.
2.2.    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.    Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on February 1, of each of the first ten (10) calendar years during the term of the Plan, by the lesser of (a) five (5%) of the number of Shares issued and outstanding on each January 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.
2.5.    Limitations. No more than Three Hundred Million (300,000,000) Shares shall be issued pursuant to the exercise of ISOs.

2.6.    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number and class of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number and class of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
3.    ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive an Award or Awards for more than Ten Million (10,000,000) Shares in any calendar year under this Plan except that new Employees of the Company or of a Parent or Subsidiary of the Company are eligible to be granted up to a maximum of an Award or Awards for Twenty Million (20,000,000) Shares in the calendar year in which they commence their employment.
4.    ADMINISTRATION.
4.1.    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

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(e)    determine the number of Shares or other consideration subject to Awards;
(f)    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been vested;
(l)    determine the terms and conditions of any, and to institute any Exchange Program;
(m)    reduce or waive any criteria with respect to Performance Factors;
(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;
(o)    adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
(p)    to exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants;
(q)    make all other determinations necessary or advisable for the administration of this Plan; and
(r)    delegate any of the foregoing to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.
4.2.    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final

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and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3.    Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering the Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director under Rule 16b-3, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. At least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.
4.4.    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries and Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions and other terms and procedures; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals; provided, however, that no action taken under this Section 4.5 shall (a) increase the share limitations contained in Section 2.1 hereof, or (b) cause a violation of the Exchange Act or any other securities law, the Code, or any other applicable governing statute or law.
5.    OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code

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(“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.
5.1.    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2.    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3.    Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4.    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5.    Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of

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Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6.    Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
(a)    Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(b)    Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(c)    Cause. If the Participant’s Service terminates for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement or Award Agreement, Cause shall have the meaning set forth in the Plan.
5.7.    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8.    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide

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for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9.    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10.    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.    RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.1.    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2.    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.3.    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

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7.    STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.1.    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.2.    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
8.    STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1.    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.2.    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance

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Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.3.    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or Dividend Equivalent Right, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
9.    RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.1.    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.2.    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
10.    PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares or Performance Units denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

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10.1.    Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.
(a)    Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
(b)    Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
(c)    Cash Performance Awards. The Committee may also grant cash-based Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.
10.2.    Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period, (y) select from among the Performance Factors to be used and (z) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than Five Million Dollars ($5,000,000) in Performance Awards in any calendar year under this Plan.
10.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).
11.    PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

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(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.
12.    GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed such number of Shares with an aggregate grant date value of One Million Dollars ($1,000,000).
12.1.    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.2.    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.3.    Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.
13.    WITHHOLDING TAXES.
13.1.    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding

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obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.
13.2.    Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.
14.    TRANSFERABILITY.
14.1.    Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.
14.2.    Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued Service to the Company or its Parent, any Subsidiary or any Affiliate, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been

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reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares. Notwithstanding the foregoing, dividends and Dividend Equivalent Rights may accrue with respect to unvested Awards, but will not be paid or issued until such Award is fully vested and the Shares are issued to Participant and such Shares are no longer subject to any vesting requirements or repurchase rights on behalf of the Company.
15.2.    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

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18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (a) reprice Options or SARs(and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities, exchange control or other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.    CORPORATE TRANSACTIONS.
21.1.     Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2.    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an

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acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.3.    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).
24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval. No termination or amendment of the Plan shall affect any then-outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.
25.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.
27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.   All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation

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clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.    “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.2.    “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
28.3.    “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4.    “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
28.5.    “Board” means the Board of Directors of the Company.
28.6.    “Cause” means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, whose determination shall be conclusive and binding. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Parent, Subsidiary or Affiliate, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.
28.7.    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.8.     “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.9.    “Common Stock” means the common stock of the Company.
28.10.    “Company” means Cloudera, Inc., or any successor corporation.

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28.11.    “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
28.12.    “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of capital stock of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
28.13.    “Director” means a member of the Board.
28.14.    “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.15.    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

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28.16.    “Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
28.17.    “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.18.    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.19.    “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.
28.20.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.21.    “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(c)    in the case of an Option or SAR grant made on the Effective Date, the price per share at which Shares are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)    if none of the foregoing is applicable, by the Board or the Committee in good faith.
28.22.    “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.23.    “IRS” means the United States Internal Revenue Service.
28.24.    “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.
28.25.    “Option” means an award of an option to purchase Shares pursuant to Section 5.
28.26.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock

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possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.27.    “Participant” means a person who holds an Award under this Plan.
28.28.    “Performance Award” means cash or Shares granted pursuant to Section 10 or Section 12 of the Plan.
28.29.    “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)    Profit Before Tax;
(b)    Billings;
(c)    Revenue;
(d)    Net revenue;
(e)    Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);
(f)    Operating income;
(g)    Operating margin;
(h)    Operating profit;
(i)    Controllable operating profit, or net operating profit;
(j)    Net Profit;
(k)    Gross margin;
(l)    Operating expenses or operating expenses as a percentage of revenue;
(m)     Net income;
(n)    Earnings per share;
(o)    Total stockholder return;
(p)    Market share;
(q)    Return on assets or net assets;
(r)    The Company’s stock price;

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(s)    Growth in stockholder value relative to a pre-determined index;
(t)    Return on equity;
(u)    Return on invested capital;
(v)    Cash Flow (including free cash flow or operating cash flows);
(w)    Cash conversion cycle;
(x)    Economic value added;
(y)    Individual confidential business objectives;
(z)    Contract awards or backlog;
(aa)    Overhead or other expense reduction;
(bb)    Credit rating;
(cc)    Strategic plan development and implementation;
(dd)    Succession plan development and implementation;
(ee)    Improvement in workforce diversity;
(ff)    Customer indicators and/or satisfaction;
(gg)    New product invention or innovation;
(hh)    Attainment of research and development milestones;
(ii)    Improvements in productivity;
(jj)    Bookings;
(kk)    Attainment of objective operating goals and employee metrics;
(ll)    Sales;
(mm)    Expenses;
(nn)    Balance of cash, cash equivalents and marketable securities;
(oo)    Completion of an identified special project;
(pp)    Completion of a joint venture or other corporate transaction;
(qq)    Employee satisfaction and/or retention;
(rr)    Research and development expenses;

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(ss)    Working capital targets and changes in working capital; and
(tt)    Any other metric that is capable of measurement as determined by the Committee.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.30.    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
28.31.    “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.
28.32.    “Performance Unit” means a right granted to a Participant pursuant to Section 10 or Section 12, to receive Shares, the payment of which is contingent upon achieving certain performance goals established by the Committee.
28.33.     “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.34.    “Plan” means this Cloudera, Inc. 2017 Equity Incentive Plan.
28.35.    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.36.    “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
28.37.    “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
28.38.     “SEC” means the United States Securities and Exchange Commission.
28.39.    “Securities Act” means the United States Securities Act of 1933, as amended.
28.40.    “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved

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by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An Employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an Employee to a Consultant or Non-Employee Director (or vice versa) shall not terminate a Participant's Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.
28.41.    “Shares” means shares of the Company’s Common Stock and the common stock of any successor entity.
28.42.    “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
28.43.    “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
28.44.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.45.    “Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.46.     “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

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CLOUDERA, INC.
2017 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
Unless otherwise defined herein, the terms defined in the Cloudera, Inc. (the “Company”) 2017 Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Stock Option Grant and the electronic representation of this Notice of Stock Option Grant established and maintained by the Company or a third party designated by the Company (this “Notice”).

Name:

Address:
You (the “Participant”) have been granted an option to purchase shares of Common Stock of the Company (the “Option”) under the Plan subject to the terms and conditions of the Plan, this Notice and the Stock Option Award Agreement (the “Option Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”) which constitutes part of the Option Agreement.

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	_________Non-Qualified Stock Option

_________Incentive Stock Option

Expiration Date:	_________ __, 20__; This Option expires earlier if Participant’s Service terminates earlier, as described in the Option Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Option will vest in accordance with the following schedule: [insert applicable vesting schedule]
By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

1)
Participant understands that Participant’s employment or consulting relationship or Service with the Company or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Option Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the Option pursuant to this Notice is subject to Participant’s continuing Service as an Employee, Director or Consultant. Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time and/or in the event the Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee. Furthermore, the period during which Participant may exercise the Option after termination of Service, if any, will commence on the Termination Date (as defined in the Option Agreement).

2)
This grant is made under and governed by the Plan, the Agreement and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. The Plan is available on the Company’s Wiki at https://wiki.cloudera.com/display/company/Equity+Plans. Participant has read the Notice, the Option Agreement and the Plan.

3)
Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities. The Insider Trading Policy is available on the Company’s Wiki at https://wiki.cloudera.com/display/company/Insider+Trading+Policy.

4)	By accepting the Option, Participant consents to electronic delivery and participation as set forth in the Option Agreement.

PARTICIPANT	CLOUDERA, INC.
Signature:	By:

Print Name:	Its:

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CLOUDERA, INC.
2017 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
Unless otherwise defined in this Stock Option Award Agreement (this “Option Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the Cloudera, Inc. 2017 Equity Incentive Plan (the “Plan”).
Participant has been granted an option to purchase Shares (the “Option”) of Cloudera, Inc. (the “Company”), subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Option Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Option Agreement.
1.Vesting Rights. Subject to the applicable provisions of the Plan and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set forth in the Notice. Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee. Participant acknowledges that the vesting of the Option pursuant to this Notice and Agreement is subject to Participant’s continuing Service as an Employee, Director or Consultant.
2.    Grant of Option. Participant has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the U.S. $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NSO”).
3.    Termination Period.
(a)    General Rule. If Participant’s Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three (3) months after Participant’s Termination Date (as defined below) (or such shorter time period not less than thirty (30) days or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO). If Participant’s Service is terminated for Cause, this Option will expire upon the date of such termination. The Company determines when Participant’s Service terminates for all purposes under this Option Agreement.
(b)    Death; Disability. If Participant dies before Participant’s Service terminates (or Participant dies within three months of Participant’s termination of Service other than for Cause), then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 7). If Participant’s Service terminates because of Participant’s Disability, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after Participant’s Termination Date (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee, subject to the expiration details in Section 7).

(c)    No Notification of Exercise Periods. Participant is responsible for keeping track of these exercise periods following Participant’s termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.
(d)    Termination. For purposes of this Option, Participant’s Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) as of the date Participant is no longer actively providing services to the Company, its Parent or one of its Subsidiaries or Affiliates (i.e., Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) (the “Termination Date”). Unless otherwise provided in this Option Agreement or determined by the Company, Participant’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date and Participant’s right to exercise the Option after termination of Service, if any, will be measured from the Termination Date.
In case of any dispute as to whether and when a termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be actively providing services while on a leave of absence).
If Participant does not exercise this Option within the termination period set forth in the Notice or the termination periods set forth above, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.
4.    Exercise of Option.
(a)    Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Participant’s death, Disability, termination for Cause or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Option Agreement. This Option may not be exercised for a fraction of a Share.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable Tax-Related Items (as defined in Section 8 below). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any applicable Tax-Related Items. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for United States income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

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(c)    Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Option Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and any applicable Tax-Related Items (as described below).
5.    Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a)    Participant’s personal check (or readily available funds), wire transfer, or a cashier’s check;
(b)    certificates for shares of Company stock that Participant owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering shares of Company stock, Participant may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to Participant. However, Participant may not surrender, or attest to the ownership of, shares of Company stock in payment of the Exercise Price of Participant’s Option if Participant’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;
(c)    cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable Tax-Related Items. The balance of the sale proceeds, if any, will be delivered to Participant. The directions must be given by signing a special notice of exercise form provided by the Company; or
(d)    other method authorized by the Company;
provided, however, that the Company may restrict the available methods of payment due to facilitate compliance with applicable law or administration of the Plan. In particular, if Participant is located outside the United States, Participant should review the applicable provisions of the Appendix for any such restrictions that may currently apply.
6.    Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.
7.    Term of Option. This Option will in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).
8.    Taxes.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or a Parent, Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax,

3

payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
(b)    Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary or Affiliate; or

(ii)
withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent); or

(iii)	withholding Shares to be issued upon exercise of the Option, provided the Company only withholds from the amount of Shares necessary to satisfy no more than the maximum statutory withholding amounts;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for Participant’s tax jurisdiction(s) in which case

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Participant will have no entitlement to the equivalent amount in Shares and will receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Exercised Shares; notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
(c)    Notice of Disqualifying Disposition of ISO Shares. If Participant is subject to Tax-Related Items in the United States and sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, Participant will immediately notify the Company in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out any wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary or Affiliate.
9.    Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;
(e)    the Option and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent, Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer or any Parent, Subsidiary or Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any);
(f)    the Option and the Shares subject to the Option, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)    the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

5

(h)    unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary or Affiliate;
(i)    the future value of the Shares underlying the Option is unknown, indeterminable and cannot be predicted with certainty; if the underlying Shares do not increase in value, the Option will have no value; if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price;
(j)    no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from Participant’s termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and
(l)    neither the Company, the Employer nor any Parent, Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
10.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
11.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

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Participant understands that Data will be transferred to E*Trade Corporate Financial Services, Inc. and its affiliated companies (“E*Trade”) or such other stock plan service provider as may be designated by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Participant authorizes the Company, E*Trade, or such other stock plan service provider as may be designated by the Company from time to time, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Options or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
12.    Language. If Participant has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
13.    Appendix. The Option will be subject to any special terms and conditions set forth in any appendix to this Option Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.
14.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.    Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Option Agreement and the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

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16.    Entire Agreement; Enforcement of Rights. This Option Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of, or adverse amendment to, this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party.
17.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Option Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Option Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
18.    Severability. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (a) such provision will be excluded from this Option Agreement, (b) the balance of this Option Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Option Agreement will be enforceable in accordance with its terms.
19.    Governing Law and Venue. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules.
Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of San Francisco. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
20.    No Rights as Employee, Director or Consultant. Nothing in this Option Agreement will affect in any manner whatsoever any right or power of the Company, or a Parent, Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.
21.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that this

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Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Option Agreement. Participant has reviewed the Plan, the Notice and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and Agreement, and fully understands all provisions of the Plan, the Notice and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Option Agreement. Participant further agrees to notify the Company upon any change in the residence address. By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration.
22.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities. The Insider Trading Policy is available on the Company’s Wiki at https://wiki.cloudera.com/display/company/Insider+Trading+Policy.
23.    Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash resulting from his or her participation in the Plan,. Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in Participant’s country and/or repatriate funds received in connection with the Plan within certain time limits or according to specified procedures. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on such matters.

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24.    Award Subject to Company Clawback or Recoupment. The Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Option.
BY ACCEPTING THIS OPTION, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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APPENDIX
CLOUDERA, INC.
2017 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the countries below. This Appendix forms part of the Option Agreement. Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Option Agreement or the Plan, as applicable.
If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.
Notifications
This Appendix also includes information relating to exchange control, securities laws, foreign asset/account reporting and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control, foreign asset/account reporting and other laws in effect in the respective countries as of March 2017. Such laws are complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant exercises the Option, sells Shares acquired under the Plan or takes any other action in connection with the Plan.
In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working and/or residing, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

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AUSTRALIA
Terms and Conditions
Nature of Plan. Subdivision 83A-C of the Income Tax Assessment Act, 1997 applies to the Option granted pursuant to the Agreement, with the effect that the Option is intended to be subject to deferred taxation under such Act.
The grant of Option under the Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Australia Offer Document for Australian Resident Participants, which is being provided to Participant concurrent with the Agreement.
AUSTRIA
Notifications
Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if Participant holds securities outside of Austria, reporting requirements will apply if the value of such securities meets or exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. Further, if Participant holds cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Option, Participant agrees to comply with all applicable Brazilian laws and agrees to report and pay any and all applicable taxes associated with the exercise of this Option, the sale of Shares acquired under the Plan, and the receipt of dividends, if any.
Nature of Grant. This provision supplements Section 9 (Nature of Grant) of the Option Agreement:
By accepting the Option, Participant agrees that (a) Participant is making an investment decision, (b) he or she may exercise the Option only if the vesting conditions are met, and (c) the value of the underlying Shares is not fixed and may increase or decrease over the vesting and exercisability periods without compensation to Participant.
Notifications
Exchange Control Information. Participant may be required to submit an annual declaration of assets and rights held outside of Brazil (including Shares acquired under the Plan) to the Central Bank of Brazil, depending on the aggregate value of such assets and rights. If the aggregate value of such assets and rights is US$100,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly.

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CANADA
Terms and Conditions
Method of Payment. The following provision supplements Section 5 (Method of Payment) of the Option Agreement:
Due to tax considerations in Canada, Participant will not be permitted to pay the Exercise Price by certificates for shares of Company stock that Participant owns or by attesting to the ownership of those shares (as described in Section 5(b) of the Option Agreement. The Company reserves the right to permit such method of payment depending on the development of applicable law.
Termination. The following provision replaces Section 3(d) of the Option Agreement:
For purposes of this Option, Participant’s Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment agreement, if any) as of the date that is the earliest of: (a) the date Participant’s employment or service relationship is terminated, or (b) the date Participant receives a notice of termination of employment, or (c) the date Participant is no longer actively providing services to the Company or any Parent, Subsidiary or Affiliate, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law) (the “Termination Date”). Unless otherwise provided in this Option Agreement or determined by the Company, Participant’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date and Participant’s right to exercise the Option after the termination of Service, if any, will be measured from the Termination Date.
In case of any dispute as to whether and when a termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be actively providing services while on a leave of absence).
If Participant does not exercise this Option within the termination period set forth in the Notice or the termination periods set forth above, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.
The following provisions apply if Participant is a resident of Quebec:
Language Consent.  The parties acknowledge that it is their express wish that the Option Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Option Agreement»,) ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy.  The following provision supplements Section 11 (Data Privacy) of the Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration

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and operation of the Plan.  Participant further authorizes the Company and the Employer (or any Parent, Subsidiary or Affiliate), as well as E*Trade or any other stock plan service provider that may be selected by the Company to assist with the Plan, to disclose and discuss the Plan with their advisors.  Participant further authorizes the Company and the Employer to record such information and to keep such information in Participant’s employee file.
Notifications
Securities Law Information. Participant is permitted to sell the Shares acquired under the Plan through E*Trade or any other designated broker for the Plan, provided the resale of the Shares takes place outside Canada. The Shares are listed on the New York Stock Exchange.
Foreign Asset / Account Tax Reporting Information. Participant is required to report any foreign specified property (including Shares and Options) on form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign specified property exceeds C$100,000 at any time in the year. When Shares are acquired, their cost is generally the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns shares of the same company, this ACB may have to be averaged with the ACB of other shares. Options must be reported - generally at nil cost - if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Participant. The form T1135 generally must be filed by April 30 of the following year. Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC unless otherwise determined by the Company or required by the PRC State Administration of Foreign Exchange (“SAFE”):
Vesting Rights. The following provision replaces Section 1 (Vesting Rights) of the Option Agreement:
The Option will not vest or be exercisable until the later of the following dates, provided that Participant has not experienced a termination of Service before such date: (a) the effective date of the registration statement relating to the initial public offering of the Company’s Common Stock (provided that such initial public offering closes on or before the Expiration Date); and (b) the date that all necessary exchange control and other approvals from SAFE have been received under applicable exchange control rules for awards granted under the Plan (provided that such approvals are obtained on or before the Expiration Date) (the “China Liquidity Date”).
If Participant experiences a termination of Service prior to the China Liquidity Date, then his or her unvested Option will immediately terminate and be forfeited to the Company without the payment of any further consideration to him or her and without any liability to the Company or any Parent or Subsidiary or Affiliate.
If Participant has not experienced a termination of Service before the China Liquidity Date, and the China Liquidity Date occurs before any of the vesting dates set forth in the Notice, then Participant’s Option will vest in accordance with the vesting schedule set forth in the Notice.
If Participant has not experienced a termination of Service before the China Liquidity Date, and the China Liquidity Date occurs after any of the vesting dates set forth in the Notice, Participant shall receive a credit

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for any vesting that would have occurred under the Vesting Schedule once the China Liquidity Date occurs and shall continue to vest in accordance with the Vesting Schedule thereafter, except in the case of his or her termination of Service (in which case he or she shall have the post-termination exercise period provided in Section 3(a) of the Option Agreement to exercise any portion of the Option that is vested).
Method of Payment. The following provision supplements Section 5 (Method of Payment) of the Option Agreement:
Due to exchange control considerations in the PRC, Participant will be permitted to pay the Exercise Price only by way of a full cashless exercise through irrevocable directions to E*Trade (or another securities broker approved by the Company) to sell all of the Shares covered by the exercised portion of the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable Tax-Related Items (as described in Section 5(c) of the Option Agreement. The proceeds from the cashless exercise (less any applicable Tax-Related Items, brokerage fees or commissions) will be distributed to Participant in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth below under “Exchange Control Restrictions.” The Company reserves the right to permit other methods of payment depending on the development of applicable law and the Company’s administrative policies.
If the Company, in its discretion, permits other methods of payment of the Exercise Price such that Participant is permitted to hold Shares after exercise, Participant understands and agrees that any Shares he or she acquires under the Plan (a) must be held in an E*Trade or other account designated by the Company, and (b) must be sold no later than ninety (90) days after Participant’s termination of Service, or within any other such time frame as may be permitted by the Company or required by SAFE. If any Shares Participant acquires under the Plan have not been sold within ninety (90) days of Participant’s termination of Service, such Shares will be automatically sold by E*Trade or another Company-designated broker at the Company’s direction. Participant agrees that the Company is authorized to instruct E*Trade or any other designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization without further consent), and Participant expressly authorizes E*Trade or any other Company-designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or E*Trade or another designated broker) to effectuate the sale of the Shares (and facilitate the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that he or she shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that E*Trade or any other Company-designated broker is under no obligation to arrange for the sale of the Shares at any particular price.
Exchange Control Restrictions. By accepting the Option, Participant understands and agrees that he or she will be required to immediately repatriate to the PRC all funds related to participation in the Plan, including any proceeds resulting from the sale of the Shares and any dividends or other distributions that may be paid with respect to the Shares. Participant understands that such repatriation will need to be effected through a special exchange control account established by the Company or a Parent, Subsidiary or Affiliate in the PRC, and Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to him or her.
The proceeds may be paid to Participant in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant understands that he or she will be required to set up a U.S. dollar bank account in the PRC (if he or she does not already have one) so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, Participant acknowledges that neither

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the Company nor any Parent, Subsidiary or Affiliate is under an obligation to secure any particular currency conversion rate and that the Company (or a Parent, Subsidiary or Affiliate) may face delays in converting the proceeds into local currency due to exchange control requirements in the PRC. Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted into local currency and distributed to him or her (or used to satisfy the withholding obligation for Tax-Related Items).
Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
COLOMBIA
Terms and Conditions
Nature of Grant. The following provision supplements Section 9 (Nature of Grant) of the Option Agreement:
Neither the Option nor any proceeds or other funds Participant may receive pursuant to the Option will constitute a component of his or her “salary” under Article 128 of the Colombian Labor Code for any legal purpose, including, but not limited to, determining vacation pay, termination indemnities, payroll taxes or social insurance contributions.
Notifications
Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Notice, the Agreement, the Plan or any other document related to the Option shall be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Investments in assets located abroad (including Shares acquired under the Plan) are subject to registration with the Central Bank (Banco de la República) if the value of Participant’s aggregate investments held abroad (as of December 31 of the applicable calendar year) equals or exceeds US$500,000.  When Participant sells Shares (or other investments) held abroad, Participant may choose to keep the resulting sums abroad or to repatriate them to Colombia. If Participant chooses to repatriate funds to Colombia and has not registered his or her investment with Banco de la República, Participant must file Form No. 5 with Banco de la República upon conversion of funds into local currency. If the investment was previously registered with Banco de la República, then Participant must file Form No. 4 with Banco de la República upon conversion of funds into local currency.
Foreign Asset / Account Tax Reporting Information. Participant must file an annual return providing details of assets held abroad to the Colombian Tax Office. If the individual value of these assets exceeds a certain threshold, Participant must discriminate each asset indicating the jurisdiction in which they are located, their nature and their value.
Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

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FRANCE
Terms and Conditions
Type of Option. The Option is not intended to qualify for specific tax or social security treatment in France and is not considered a qualified award under the French Commercial Code.
Language Consent. By accepting the Option, Participant confirms having read and understood the Plan and the Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’Option, le Participant confirme avoir lu et compris le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
Notifications
Foreign Asset / Account Tax Reporting Information. Participant is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 (including transactions made in connection with the purchase or sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If Participant makes or receives a payment in excess of this amount in connection with his or her participation in the Plan, he or she must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
HUNGARY
There are no country-specific provisions.
INDIA
Terms and Conditions
Method of Payment. The following provision supplements Section 5 (Method of Payment) of the Option Agreement:
Due to exchange control considerations in India, Participant will not be able to pay the Exercise Price by way of a partial cashless exercise through irrevocable directions to E*Trade (or another securities broker approved by the Company) to sell part of the Shares covered by the exercised portion of the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable Tax-Related Items. However, Participant should be able to pay the Exercise Price by way of a full cashless exercise through irrevocable directions to E*Trade (or another securities broker approved by the Company) to sell all of the Shares covered by the exercised portion of the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable Tax-

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Related Items (as described in Section 5(c) of the Option Agreement). The Company reserves the right to restrict or permit the partial cashless exercise method of payment depending on the development of applicable law.
Notifications
Exchange Control Information. All proceeds resulting from the sale of Shares and any dividends or dividend equivalents received in relation to the Shares must be repatriated to India (within ninety (90) days of receipt in the case of sale proceeds and within one hundred eighty days (180) days of receipt in the case of dividends, or such other period of time as required under applicable regulations). Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset / Account Tax Reporting Information. Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan and, possibly, Options) in his or her annual tax return.
ISRAEL
Terms and Conditions
Method of Payment. The following provision supplements Section 5 (Method of Payment) of the Option Agreement:
Due to tax considerations in Israel, Participant will be permitted to pay the Exercise Price only by way of a full cashless exercise through irrevocable directions to E*Trade (or another securities broker approved by the Company) to sell all of the Shares covered by the exercised portion of the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable Tax-Related Items (as described in Section 5(c) of the Option Agreement. The proceeds from the cashless exercise (less any applicable Tax-Related Items, brokerage fees or commissions) will be distributed to Participant in accordance with applicable law. The Company reserves the right to permit other methods of payment depending on the development of applicable law and the Company’s administrative policies.
If the Company, in its discretion, permits other methods of payment of the Exercise Price such that Participant is permitted to hold Shares after exercise, Participant understands and agrees that the Company may require that any Shares he or she acquires under the Plan (a) be held in an E*Trade or other account designated by the Company until such Shares are sold, and/or (b) be sold upon Participant’s termination of Service, according to such time frame and procedures as may be specified by the Company. Participant agrees that the Company is authorized to instruct E*Trade or any other designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization without further consent), and Participant expressly authorizes E*Trade or any other Company-designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or E*Trade or another designated broker) to effectuate the sale of the Shares, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that E*Trade or any other Company-designated broker is under no obligation to arrange for the sale of the Shares at any particular price.

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Notifications
Securities Law Information. The grant of the Option does not constitute a public offering under the Securities Law, 1968.
JAPAN
Notifications
Exchange Control Information. If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, he or she must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan. In addition, if Participant pays more than ¥30,000,000 for the acquisition of Shares in a single transaction, he or she must file a Payment Report with the Ministry of Finance through the Bank of Japan. The precise reporting requirements vary depending on the relevant bank. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset / Account Tax Reporting Information. Participant is required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. Participant should consult with his or her personal tax advisor to determine if the reporting obligation applies to him or her and whether he or she will be required to include details of his or her outstanding Options, as well as Shares, in the report.
MEXICO
Terms and Conditions
Acknowledgement of the Agreement. By accepting the Option, Participant acknowledges that he or she has received a copy of the Plan and the Option Agreement, including this Appendix, which he or she has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Option Agreement, including this Appendix. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 9 (Nature of Grant) of the Option Agreement, which clearly provide as follows:

1.	Participant’s participation in the Plan does not constitute an acquired right;

2.	The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

3.	Participant’s participation in the Plan is voluntary; and

4.	The Company and any Parent, Subsidiary or Affiliate are not responsible for any decrease in the value of any Shares acquired upon exercise of the Option.
Labor Law Acknowledgement and Policy Statement. By accepting the Option, Participant acknowledges that Cloudera, Inc., with registered offices at 1001 Page Mill Road, Building 2, Palo Alto, California 94304, U.S.A. (the “Company”), is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of the Option and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis and Participant’s sole employer is

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Cloudera Mexico S. de R.L. de C.V. (“Cloudera-Mexico”). Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and Cloudera-Mexico and do not form part of the employment conditions and/or benefits provided by Cloudera-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue his or her participation in the Plan at any time, without any liability to him or her.
Finally, Participant hereby declares that he or she does not reserve to him- or herself, any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company and any Parent, Subsidiary or Affiliate, and their branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Acuerdo.  Al aceptar la Opción, usted reconoce que ha recibido una copia del Plan, el Acuerdo, inclusive estos anexos A y B, el cual ha tenido oportunidad de revisar. Usted reconoce, además, que acepta todas las disposiciones del Plan, el Acuerdo, incluyendo estos anexos A y B.  Usted también reconoce que ha leído y de forma expresa aprueba los términos y condiciones establecidos en la sección séptima del Acuerdo, que claramente dispone lo siguiente:

1.	Su participación en el Plan no constituye un derecho adquirido;

2.	El Plan y su participación en el Plan se ofrecen por la Compañía en forma totalmente discrecional;

3.	Su participación en el Plan es voluntaria; y

4.	La Compañía y sus Afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas en la obtención del Premio.
Reconocimiento de la Ley Laboral y Declaración de la Política. Al aceptar la Opción, usted reconoce que Cloudera, Inc., con domicilio en 1001 Page Mill Road, Building 2, Palo Alto California 94304, U.S. (“la Compañía”), es el único responsable de la administración del Plan.  Además, usted acepta que su participación en el Plan, la concesión de la Opción y cualquier adquisición de acciones en el marco del Plan no constituyen una relación laboral entre usted y la Compañía porque usted está participando en el Plan en su totalidad sobre una base comercial y su único empleador es Cloudera Mexico S. de R.L. de C.V. (“Cloudera-Mexico”). Derivado de lo anterior, usted expresamente reconoce que el Plan y los beneficios que pueden derivarse de la participación en el Plan no establece ningún derecho entre usted y su Empleador, Cloudera-Mexico, y que no forman parte de las condiciones de empleo y / o prestaciones previstas por Cloudera-Mexico, y cualquier modificación del Plan o la terminación de su contrato no constituirá un cambio o deterioro de los términos y condiciones de su empleo.
Además, usted reconoce que su participación en el Plan es derivada de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto a modificar y / o suspender su participación en el Plan en cualquier momento, sin responsabilidad alguna para con usted.

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Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a la Compañía, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
SINGAPORE
Notifications
Securities Law Information. The Option is being granted pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Option is subject to section 257 of the SFA and he or she will not be able to make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made (a) six months or more after the Date of Grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Chief Executive Officer and Director Notification Information. If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore Parent, Subsidiary or Affiliate, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether he or she is a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Parent, Subsidiary or Affiliate in writing of an interest (e.g., Options, Shares, etc.) in the Company or any Parent, Subsidiary or Affiliate within two business days of (a) acquiring or disposing of such interest, (b) any change in a previously disclosed interest (e.g., sale of Shares), or (c) becoming the CEO or a director, associate director or shadow director if such an interest exists at that time.
SOUTH KOREA
Notifications
Exchange Control Information. If Participant realizes US$500,000 or more from the sale of Shares or the receipt of dividends paid on such Shares in a single transaction, Korean exchange control laws require him or her to repatriate the proceeds to South Korea within three (3) years of the sale/receipt.
Foreign Asset / Account Tax Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). Participant should consult with his or her personal tax advisor to ensure compliance with the applicable requirements.

21

SPAIN
Terms and Conditions
Termination and Nature of Grant. The following provisions supplement Section 3 (Termination) and Section 9 (Nature of Grant) of the Option Agreement.
In accepting the Option, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
Participant understands and agrees that it is a condition of the grant of the Option that termination of Service for any reason (including the reasons listed below) will automatically result in the loss of any portion of the Option that (a) has not vested and become exercisable as of the date that he or she is no longer actively providing services to the Company or a Parent, Subsidiary or Affiliate and (b) that is not exercised during the applicable post-termination exercise period, if any, as described in Section 3 of the Option Agreement.
In particular, Participant understands and agrees that, except as otherwise set forth in the Notice or the Agreement, any portion of the Option that is unvested as of the date that Participant is no longer actively providing services to the Company or a Parent or Subsidiary or Affiliate and any vested portion of the Option that is not exercised within the post-termination exercise period set forth in Section 3 of the Agreement (if any) will be forfeited without entitlement to the underlying Shares, or to any amount of indemnification, in the event of his or her termination of Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. In case of any dispute as to whether and when a termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be actively providing services while on a leave of absence). Participant acknowledges that he or she has read and specifically accept the conditions referred to in Section 3 of the Option Agreement.
Participant also understands that the Company has unilaterally, gratuitously and discretionally decided to grant stock options under the Plan to individuals who may be employees of the Company or a Parent, Subsidiary or Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent, Subsidiary or Affiliate on an ongoing basis, other than as set forth in the Plan and the Option Agreement. Consequently, Participant understands that the Option is granted on the assumption and condition that the Option and any Shares acquired upon exercise of the Option are not part of any employment contract (either with the Company or any Parent, Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Finally, Participant understands that the Option would not be granted to him or her but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Option shall be null and void.

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Notifications
Exchange Control Information. Participant must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or held as of December 31 of) the prior year; however, if the value of the Shares purchased under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the purchase or sale, as applicable.
Further, Participant is required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares or cash made to Participant pursuant to the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, Participant will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents by January 20th of each year, even if the relevant threshold has not been crossed for an individual item.
Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting requirements.
Foreign Asset / Account Tax Reporting Information. To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year (or at any time during the year in which Participant sells or disposes of such right or asset). After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.
UNITED KINGDOM
Terms and Conditions
Options granted in the United Kingdom (“U.K.”) pursuant to this Agreement may only be granted to employees of the Company or a Parent, Subsidiary or Affiliate.
Taxes.  The following provision supplements Section 8 (Taxes) of the Option Agreement:
Without limitation to Section 8 of the Option Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold on Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the amount of any uncollected income tax may constitute

23

a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for paying the Company or the Employer (as appropriate) the value of any employee NICs due on this additional benefit.
NIC Joint Election. As a condition of participation in the Plan and the exercise of the Option or receipt of any benefit in connection with the Option, Participant agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the Option and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in the Plan or in Section 8 of the Agreement.
Without limitation to the foregoing, Participant agrees to enter into a joint election with the Company and/or the Employer or another form of joint election formally approved by HMRC (the “NIC Joint Election”). Participant agrees to execute any other consent or election required by the Company or the Employer in respect of the Employer NICs liability. Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of his or her Joint Election.
If Participant does not enter into an NIC Joint Election prior to the applicable taxable event, he or she will not be entitled to exercise the Option and receive Shares (or receive any other benefit in connection with the Option) unless and until he or she enters into a NIC Joint Election, and no Shares or other benefit will be issued to him or her under the Plan, without any liability to the Company, the Employer or any Parent or Subsidiary or Affiliate.
UNITED STATES
There are no country-specific provisions.

24

CLOUDERA, INC.
2017 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
Unless otherwise defined herein, the terms defined in the Cloudera, Inc. (the “Company”) 2017 Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Restricted Stock Unit Award and the electronic representation of this Notice of Restricted Stock Unit Award established and maintained by the Company or a third party designated by the Company (this “Notice”).

Name:

Address:
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Restricted Stock Unit Award Agreement (the “Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of the Agreement.

Grant Number:

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:
The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service terminates earlier, as described in the Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: [insert applicable vesting schedule]
By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

1)
Participant understands that Participant’s employment or consulting relationship or Service with the Company or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s continuing Service as an Employee, Director or Consultant. Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time and/or in the event the Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee.

2)
This grant is made under and governed by the Plan, the Agreement and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. The Plan is available on the Company’s Wiki at https://wiki.cloudera.com/display/company/Equity+Plans. Participant has read the Notice, the Agreement and the Plan.

3)
Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities. The Insider Trading Policy is available on the Company’s Wiki at https://wiki.cloudera.com/display/company/Insider+Trading+Policy.

4)	By accepting the RSUs, Participant consents to electronic delivery and participation as set forth in the Agreement.

PARTICIPANT	CLOUDERA, INC.
Signature:	By:

Print Name:	Its:

2

CLOUDERA, INC.
2017 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined in this Restricted Stock Unit Award Agreement (this “Agreement”), any capitalized terms used herein will have the same meaning ascribed to them in the Cloudera, Inc. 2017 Equity Incentive Plan (the “Plan”).
Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.
1.Settlement. Settlement of RSUs will be made within 30 days following the applicable date of vesting under the Vesting Schedule set forth in the Notice. Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.
4.    Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
5.    Termination. If Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company forthwith, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) as of the date Participant is no longer actively providing services and Participant’s Service will not be extended by any notice period (e.g., Participant’s Service would not include a period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the RSUs pursuant to this Notice and Agreement is subject to Participant’s continued Service. In case of any dispute as to whether and when a termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be actively providing services while on a leave of absence).

6.    Taxes.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or a Parent, Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary or Affiliate; or

(ii)
withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent); or

(iii)	withholding Shares to be issued upon settlement of the RSUs, provided the Company only withholds the amount of Shares necessary to satisfy no more than the maximum statutory withholding amounts;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.

If Participant is a Section 16 officer of the Company under the Exchange Act, unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (iii) above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for Participant’s tax jurisdiction(s) in which case Participant will have no entitlement to the equivalent amount in Shares and will receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
7.    Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)    all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;
(e)    the RSUs and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent, Subsidiary or Affiliate and shall not interfere with the ability of the Company, the Employer or any Parent, Subsidiary or Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any);
(f)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)    unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary or Affiliate;
(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(j)    no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)    unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and
(l)    neither the Company, the Employer nor any Parent, Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Corporate Financial Services, Inc. and its affiliated companies (“E*Trade”) or such other stock plan service provider as may be designated by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Participant authorizes the Company, E*Trade, or such other stock plan service provider as may be designated by the Company from time to time, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
10.    Language. If Participant has received this Agreement or any other document related to the RSU and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
11.    Appendix. The RSUs will be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
12.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

14.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.
15.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this RSU Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
16.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.
17.    Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules.
Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of San Francisco. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
18.    No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever any right or power of the Company, or a Parent, Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.
19.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing thieNotice and Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration.
20.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities. The Insider Trading Policy is available on the Company’s Wiki at:
https://wiki.cloudera.com/display/company/Insider+Trading+Policy.
21.    Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash resulting from his or her participation in the Plan,. Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in Participant’s country and/or repatriate funds received in connection with the Plan within certain time limits or according to specified procedures. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on such matters.

22.    Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
23.    Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.
BY ACCEPTING THIS AWARD OF RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

APPENDIX
CLOUDERA, INC.
2017 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works in one of the countries below. This Appendix forms part of the Agreement. Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.
If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.
Notifications
This Appendix also includes information relating to exchange control, securities laws, foreign asset/account reporting and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control, foreign asset/account reporting and other laws in effect in the respective countries as of March 2017. Such laws are complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant vests in the RSUs, sells Shares acquired under the Plan or takes any other action in connection with the Plan.
In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working and/or residing, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.
AUSTRALIA
Terms and Conditions
Nature of Plan. Subdivision 83A-C of the Income Tax Assessment Act, 1997 applies to the RSUs granted pursuant to the Agreement, with the effect that the RSUs are intended to be subject to deferred taxation under such Act.

The grant of RSUs under the Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Australia Offer Document for Australian Resident Participants, which is being provided to Participant concurrent with the Agreement.
AUSTRIA
Notifications
Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if Participant holds securities outside of Austria, reporting requirements will apply if the value of such securities meets or exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. Further, if Participant holds cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Award, Participant agrees to comply with all applicable Brazilian laws and agrees to report and pay any and all applicable taxes associated with the receipt and vesting of this Award, the sale of Shares acquired under the Plan, and the receipt of dividends, if any.
Nature of Grant. This provision supplements Section 7 (Nature of Grant) of the Agreement:
By accepting the RSUs, Participant agrees that (a) he or she is making an investment decision, (b) the Shares will be issued to him or her only if the vesting conditions are met, and (c) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to Participant.
Notifications
Exchange Control Information. Participant may be required to submit an annual declaration of assets and rights held outside of Brazil (including Shares acquired under the Plan) to the Central Bank of Brazil, depending on the aggregate value of such assets and rights. If the aggregate value of such assets and rights is US$100,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly.
CANADA
Terms and Conditions
Settlement. The following provision supplements Section 1 (Settlement) of the Agreement:
Notwithstanding any discretion in Section 9.2 of the Plan, settlement of RSUs will be in Shares as set forth in this section.
Termination. The following provision replaces Section 5 (Termination) of the Agreement:

If Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company forthwith, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment agreement, if any) as of the date that is the earliest of: (a) the date Participant’s employment or service relationship is terminated, or (b) the date Participant receives a notice of termination of employment, or (c) the date Participant is no longer actively providing services to the Company or any Parent, Subsidiary or Affiliate, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the RSUs pursuant to this Notice and Agreement is subject to Participant’s continued Service. In case of any dispute as to whether termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be actively providing services while on a leave of absence).
The following provisions apply if Participant is a resident of Quebec:
Language Consent.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Agreement»,) ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy.  The following provision supplements Section 9 (Data Privacy) of the Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan.  Participant further authorizes the Company and the Employer (or any Parent, Subsidiary or Affiliate), as well as E*Trade or any other stock plan service provider that may be selected by the Company to assist with the Plan, to disclose and discuss the Plan with their advisors.  Participant further authorizes the Company and the Employer to record such information and to keep such information in Participant’s employee file.
Notifications
Securities Law Information. Participant is permitted to sell the Shares acquired under the Plan through E*Trade or any other designated broker for the Plan, provided the resale of the Shares takes place outside Canada. The Shares are listed on the New York Stock Exchange.
Foreign Asset / Account Tax Reporting Information. Participant is required to report any foreign specified property (including Shares and unvested RSUs) on form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign specified property exceeds C$100,000 at any time in the year. When Shares are acquired, their cost is generally the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns shares of the same company, this ACB may have to be averaged with the ACB of other shares. RSUs must be reported - generally at nil cost - if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Participant. The form T1135 generally must be filed by April 30 of the following year. Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.
CHILE
Notifications
Securities Law Information. The offer of the RSUs constitutes a private offering of securities in Chile effective as of the Date of Grant. This offer is made subject to general ruling N° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the securities are not registered in Chile, the Company is not required to provide public information about the securities in Chile. These securities cannot be subject to public offering in Chile while they are not registered at the corresponding securities registry in Chile.
Esta oferta de las Unidades de Acciones Restringidas (RSUs, según se define en este documento) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión (Date of Grant, según se define en este docmento). Esta oferta se acoge a las disposiciones de la Norma de Carácter General Nº 336 de la Superintendencia de Valores y Seguros de Chile (“SVS”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.
Exchange Control Information. Exchange control reporting requirements may apply if the value of any Shares acquired under the Plan exceeds US$10,000. It is not clear whether this requirement applies in the case of RSUs where no payment is made to acquire the Shares; however, if the Central Bank of Chile considers the acquisition of Shares for no consideration to be an “investment operation,” the requirement will apply. Moreover, additional reporting requirements will apply if Participant’s aggregate investments abroad exceed US$5,000,000 at any time in a calendar year. Finally, if Participant repatriates funds related to the Plan (e.g., sale proceeds) to Chile and the amount of such funds exceeds $10,000, such repatriation must be effected through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). Participant should consult his or her personal legal advisor to ensure compliance with applicable exchange control obligations.
Foreign Asset / Account Reporting Information. The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding the results of foreign investments and any taxes paid abroad on such investments. The applicable reporting forms must be submitted through the CIRS website at www.sii.cl.
Investments abroad must also be registered with the CIRS for Participant to be entitled to a foreign tax credit for any tax withheld on dividends abroad, if applicable, and such registration also provides evidence of the acquisition price of the Shares which Participant will need when the Shares are sold. It may also be possible for Participant to provide other evidence of the price paid for the Shares and the number of Shares acquired and sold; however, neither the Company nor E*Trade (nor any other Company-designated broker) is under any obligation to provide Participant with such a report for this purpose. Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting and registration obligations.
CHINA
Terms and Conditions
Vesting Schedule. The following provision replaces the Vesting Schedule of the Notice:
(a)     The Award will not vest until the later of the following dates, provided that Participant has not experienced a termination of Service before such date: (A) the date that is 180 days after the effective date of the registration statement relating to the initial public offering of the Company’s Common Stock (provided that such initial public offering closes on or before the Expiration Date); and (B) the date that all necessary exchange control and other approvals from the People’s Republic of China (the “PRC”) State Administration of Foreign Exchange (“SAFE”) have been received under applicable exchange control rules for awards granted under the Plan (provided that such approvals are obtained on or before the Expiration Date) (the “China Liquidity Date”).
(b)    If Participant experiences a termination of Service prior to the China Liquidity Date, then his or her unvested RSUs will immediately terminate and be forfeited to the Company without the payment of any further consideration to him or her and without any liability to the Company or any Parent or Subsidiary or Affiliate.
(c)    If Participant has not experienced a termination of Service before the China Liquidity Date, the number of RSUs that vest on the China Liquidity Date shall be calculated as follows: (A) if the China Liquidity Date occurs at least one year from the Vesting Commencement Date, the number of RSUs that shall vest on the China Liquidity Date shall be equal to the product obtained by multiplying the “Total Number of RSUs” identified in the Notice by a fraction, the numerator of which is the number of quarterly anniversaries from the Vesting Commencement Date on which he or she was in continuous service of the Company or a Parent, Subsidiary or Affiliate through the date of the China Liquidity Date and the denominator of which is sixteen (16); and (B) if the China Liquidity Date occurs prior to one year from the Vesting Commencement Date, then the number of RSUs that shall vest on the China Liquidity Date shall be zero.
(d)    If the China Liquidity Date has occurred and Participant has not experienced a termination of Service before the China Liquidity Date, RSUs that have not vested as of such China Liquidity Date shall vest on the following dates, provided that he or she has not experienced a termination of Service before each such date: (A) with respect to 1/4 of the RSUs on the one-year anniversary of the Vesting Commencement Date if the China Liquidity Date occurred before the one-year anniversary of the Vesting Commencement Date, and (B) with respect to an additional 1/16 of the RSUs on each quarterly anniversary of the Vesting Commencement Date thereafter (any of the foregoing (A) and (B) being a “Subsequent Vesting Event”).
Additional Terms/Acknowledgement: The following provision supplements the Notice:
Participant acknowledges receipt of, and understands and agrees to, the Notice, the Agreement and the Plan. Participant further acknowledges that the vesting of the RSUs pursuant to this Notice and the Agreement is conditioned on the occurrence of the China Liquidity Date or, except as otherwise expressly provided in this Notice, a Subsequent Vesting Event. Participant further acknowledges that as of the Date of Grant, the Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

Immediate Sale Restriction. Due to exchange control considerations in the PRC, Participant understands and agrees that the Company may require that any Shares acquired under the Plan be immediately sold. If the Company, in its discretion, does not exercise its right to require the automatic sale of Shares, as described in the preceding sentence, Participant understands and agrees that any Shares he or she acquires under the Plan (a) must be held in an E*Trade or other account designated by the Company, and (b) must be sold no later than ninety (90) days after Participant’s termination of Service, or within any other such time frame as may be permitted by the Company or required by SAFE.
Participant understands that any Shares he or she acquires under the Plan that have not been sold within ninety (90) days of his or her termination of Service will be automatically sold by E*Trade or another Company-designated broker at the Company’s direction. Participant agrees that the Company is authorized to instruct E*Trade or any other designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization without further consent), and Participant expressly authorizes E*Trade or any other Company-designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or E*Trade or another designated broker) to effectuate the sale of the Shares (and facilitate the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that he or she shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that E*Trade or any other Company-designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the RSUs vest and are settled and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the vesting or settlement date (which is the amount relevant to determining his or her liability for Tax-Related Items). Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted into local currency and distributed to him or her.
Upon the sale of the Shares, the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees or commissions) will be distributed to Participant in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth below under “Exchange Control Restrictions.”
Exchange Control Restrictions. By accepting the RSUs, Participant understands and agrees that he or she will be required to immediately repatriate to the PRC all funds related to participation in the Plan, including any proceeds resulting from the sale of the Shares and any dividends or other distributions that may be paid with respect to the Shares. Participant understands that such repatriation will need to be effected through a special exchange control account established by the Company or a Parent, Subsidiary or Affiliate in the PRC, and Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to him or her.
The proceeds may be paid to Participant in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant understands that he or she will be required to set up a U.S. dollar bank account in the PRC (if he or she does not already have one) so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, Participant acknowledges that neither the Company nor any Parent, Subsidiary or Affiliate is under an obligation to secure any particular currency conversion rate and that the Company (or a Parent, Subsidiary or Affiliate) may face delays in converting the proceeds into local currency due to exchange control requirements in the PRC. Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted into local currency and distributed to him or her.

Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
COLOMBIA
Terms and Conditions
Nature of Grant. The following provision supplements Section 7 (Nature of Grant) of the Agreement:
Neither the RSUs nor any proceeds or other funds Participant may receive pursuant to the RSUs will constitute a component of his or her “salary” under Article 128 of the Colombian Labor Code for any legal purpose, including, but not limited to, determining vacation pay, termination indemnities, payroll taxes or social insurance contributions.
Notifications
Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Notice, the Agreement, the Plan or any other document related to the RSUs shall be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Investments in assets located abroad (including Shares acquired under the Plan) are subject to registration with the Central Bank (Banco de la República) if the value of Participant’s aggregate investments held abroad (as of December 31 of the applicable calendar year) equals or exceeds US$500,000.  When Participant sells Shares (or other investments) held abroad, Participant may choose to keep the resulting sums abroad or to repatriate them to Colombia. If Participant chooses to repatriate funds to Colombia and has not registered his or her investment with Banco de la República, Participant must file Form No. 5 with Banco de la República upon conversion of funds into local currency. If the investment was previously registered with Banco de la República, then Participant must file Form No. 4 with Banco de la República upon conversion of funds into local currency.
Foreign Asset / Account Tax Reporting Information. Participant must file an annual return providing details of assets held abroad to the Colombian Tax Office. If the individual value of these assets exceeds a certain threshold, Participant must discriminate each asset indicating the jurisdiction in which they are located, their nature and their value.
Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
FRANCE
Terms and Conditions
Type of Award. The Award is not intended to qualify for specific tax or social security treatment in France and is not considered a qualified award under the French Commercial Code.
Language Consent. By accepting the RSUs, Participant confirms having read and understood the Plan and the Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution gratuite d’actions (“RSUs”), le Participant confirme avoir lu et compris le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
Notifications
Foreign Asset / Account Tax Reporting Information. Participant is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If Participant makes or receives a payment in excess of this amount in connection with his or her participation in the Plan, he or she must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
HUNGARY
There are no country-specific provisions.
ICELAND
Notifications
Exchange Control Information. Participant may be required to obtain approval from or follow other procedures/requirements specified by the Central Bank of Iceland in order to participate in the Plan. The Company reserves the right to ask for proof of compliance with applicable procedures/requirements prior to issuing Shares upon settlement of the RSUs. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
INDIA
Notifications
Exchange Control Information. All proceeds resulting from the sale of Shares and any dividends or dividend equivalents received in relation to the Shares must be repatriated to India (within ninety (90) days of receipt in the case of sale proceeds and within one hundred eighty days (180) days of receipt in the case of dividends, or such other period of time as required under applicable regulations). Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset / Account Tax Reporting Information. Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan and, possibly, RSUs) in his or her annual tax return.

ISRAEL
Terms and Conditions
Settlement. The following provision supplements Section 1 (Settlement) of the Agreement:
Due to tax considerations in Israel, Participant understands and agrees that the Company may require that any Shares acquired under the Plan be immediately sold. If the Company, in its discretion, does not exercise its right to require the automatic sale of Shares, as described in the preceding sentence, Participant understands and agrees that the Company may require that any Shares he or she acquires upon settlement of the RSUs (a) be held in an E*Trade or other account designated by the Company until such Shares are sold, and/or (b) be sold upon Participant’s termination of Service, according to such time frame and procedures as may be specified by the Company.
Participant agrees that the Company is authorized to instruct E*Trade or any other designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization without further consent), and Participant expressly authorizes E*Trade or any other Company-designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or E*Trade or another designated broker) to effectuate the sale of the Shares, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that E*Trade or any other Company-designated broker is under no obligation to arrange for the sale of the Shares at any particular price.
Notifications
Securities Law Information. The grant of the RSUs does not constitute a public offering under the Securities Law, 1968.
ITALY
Terms and Conditions
Data Privacy. The following provision replaces, in its entirety, Section 9 (Data Privacy) of the Agreement:
Participant understands that the Employer, the Company and any Parent, Subsidiary or Affiliate may hold certain personal information about Participant, including, his or her name, home address, email address and telephone number, date of birth, passport number, social insurance number, other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of managing and administering the Plan (“Data”).
Participant also understands that providing the Company with Data is necessary for the performance of the Agreement and that Participant’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.
The Controller of personal data processing is Cloudera, Inc. with registered offices at 1001 Page Mill Road, Building 2 Palo Alto, California 94304, U.S.A. and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Cloudera Italy SPRL with registered offices at [____].

Participant understands that Data will not be publicized, but it may be transferred to E*Trade Corporate Financial Services, Inc. and its affiliated companies (“E*Trade”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant further understands that the Employer, the Company and any Parent, Subsidiary or Affiliate will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Plan, and that the Employer, the Company and any Parent, Subsidiary or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to E*Trade or another third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by Italian data privacy laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to Italian data privacy laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right to, including but not limited to, access, delete, update, ask for rectification of Data and stop, for legitimate reason, the Data processing. Furthermore, Participant is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.
Plan Document Acknowledgement. In accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix.
Participant further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: Settlement, Termination, Responsibility for Taxes, Nature of Grant, Imposition of Other Requirements, Governing Law and Venue, Consent to Electronic Delivery of All Plan Documents and Disclosures, Award Subject to Company Clawback or Recoupment, as well as the Data Privacy provision above.
Notifications
Foreign Asset / Account Tax Reporting Information. If Participant holds investments or financial assets outside of Italy (e.g., RSUs, Shares, cash) during any fiscal year which may generate income taxable in Italy (or if he or she is the beneficial owner of such an investment or asset even if he or she does not directly hold the investment or asset), Participant is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if he or she is not required to file a tax return).
JAPAN
Notifications
Foreign Asset / Account Tax Reporting Information. Participant is required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. Participant should consult with his or her personal tax advisor to determine if the reporting obligation applies to him or her and whether he or she will be required to include details of his or her outstanding RSUs, as well as Shares, in the report.
MEXICO
Terms and Conditions
Acknowledgement of the Agreement. By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which he or she has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 7 (Nature of Grant) of the Agreement, which clearly provide as follows:

1.	Participant’s participation in the Plan does not constitute an acquired right;

2.	The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

3.	Participant’s participation in the Plan is voluntary; and

4.	The Company and any Parent, Subsidiary or Affiliate are not responsible for any decrease in the value of any Shares acquired upon settlement of the RSUs.
Labor Law Acknowledgement and Policy Statement. By accepting the RSUs, Participant acknowledges that Cloudera, Inc., with registered offices at 1001 Page Mill Road, Building 2, Palo Alto, California 94304, U.S.A. (the “Company”), is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of the RSUs and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis and Participant’s sole employer is Cloudera Mexico S. de R.L. de C.V. (“Cloudera-Mexico”). Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and Cloudera-Mexico and do not form part of the employment conditions and/or benefits provided by Cloudera-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue his or her participation in the Plan at any time, without any liability to him or her.

Finally, Participant hereby declares that he or she does not reserve to him- or herself, any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company and any Parent, Subsidiary or Affiliate, and their branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Acuerdo.  Al aceptar el Premio, usted reconoce que ha recibido una copia del Plan y el Acuerdo, inclusive estos Anexo A, el cual ha tenido la oportunidad de revisar. Usted reconoce, además, que acepta todas las disposiciones del Plan y el Acuerdo, incluyendo estos Anexo A.  Usted también reconoce que ha leído y de forma expresa aprueba los términos y las condiciones establecidos en la sección 8 del Acuerdo, que claramente dispone lo siguiente:

1.	Su participación en el Plan no constituye un derecho adquirido;

2.	El Plan y su participación en el Plan se ofrecen por la Compañía en forma totalmente discrecional;

3.	Su participación en el Plan es voluntaria; y

4.	La Compañía y sus Afiliadas no son responsables por ninguna disminución en el valor de las acciones adquiridas en la obtención de las unidades de Acciones Restringidas.
Reconocimiento de la Ley Laboral y Declaración de la Política.   Al aceptar el Premio, usted reconoce que Cloudera, Inc., con oficinas registradas en 1001 Page Mill Road, Building 2, Palo Alto California 94304, U.S. (“la Compañía”), es el único responsable por la administración del Plan.  Además, usted acepta que su participación en el Plan, la concesión de las unidades del Premio y cualquier adquisición de acciones en el marco del Plan no constituyen una relación laboral entre usted y la Compañía, porque usted está participando en el Plan en su totalidad sobre una base comercial y su único empleador es Cloudera Mexico S. de R.L. de C.V. (“Cloudera-Mexico”). Derivado de lo anterior, usted expresamente reconoce que el Plan y los beneficios que pueden derivarse de la participación en el Plan no establece ningún derecho entre usted y su empleador, Cloudera-Mexico, y que no forman parte de las condiciones de empleo y / o prestaciones previstas por Cloudera-Mexico, y cualquier modificación del Plan o la terminación de su contrato no constituirá un cambio o deterioro de los términos y condiciones de su empleo.
Además, usted reconoce que su participación en el Plan es derivada de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto a modificar y / o suspender su participación en el Plan en cualquier momento, sin responsabilidad alguna para con usted.
Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a la Compañía y cualquier Afiliada, y sus sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.

NEW ZEALAND
Notifications
WARNING.
Participant is being offered RSUs which, upon vesting and settlement in accordance with the terms of the Plan and the Agreement, will be converted into Shares. Once issued, the Shares give Participant a stake in the ownership of Cloudera, Inc. Participant may receive a return if dividends are paid.
If Cloudera, Inc. runs into financial difficulties and is wound up, Participant will be paid only after all creditors and holders of preference shares have been paid. Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision.
The usual rules do not apply to this offer because it is a small offer. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.
Participant should ask questions, read all documents carefully, and seek independent financial advice before committing him- or herself.
SINGAPORE
Notifications
Securities Law Information. The RSUs are being granted pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the RSUs are subject to section 257 of the SFA and Participant will not be able to make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made (a) six months or more after the Date of Grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Chief Executive Officer and Director Notification Information. If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore Parent, Subsidiary or Affiliate, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether he or she is a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Parent, Subsidiary or Affiliate in writing of an interest (e.g., RSUs, Shares, etc.) in the Company or any Parent, Subsidiary or Affiliate within two business days of (a) acquiring or disposing of such interest, (b) any change in a previously disclosed interest (e.g., sale of Shares), or (c) becoming the CEO or a director, associate director or shadow director if such an interest exists at that time.

SOUTH AFRICA
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 6 (Responsibility for Taxes) of the Agreement:
By accepting the RSUs, Participant agrees that, immediately upon vesting and settlement of the RSUs, Participant will notify his or her Employer of the amount of any gain realized. If Participant fails to advise the Employer of the gain realized upon vesting and settlement, he or she may be liable for a fine. Participant will be solely responsible for paying any difference between his or her actual tax liability and the amount withheld by the Employer.
Notifications
Exchange Control Information. Participant is responsible for ensuring compliance with all exchange control laws in South Africa in connection with the RSUs. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
SOUTH KOREA
Notifications
Exchange Control Information. If Participant realizes US$500,000 or more from the sale of Shares or the receipt of dividends paid on such Shares in a single transaction, Korean exchange control laws require him or her to repatriate the proceeds to South Korea within three (3) years of the sale/receipt.
Foreign Asset / Account Tax Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). Participant should consult with his or her personal tax advisor to ensure compliance with the applicable requirements.
SPAIN
Terms and Conditions
Termination and Nature of Grant. The following provisions supplement Section 5 (Termination) and Section 7 (Nature of Grant) of the Agreement.
By accepting the RSUs, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
Participant understands and agrees that it is a condition of the grant of the RSUs that termination of Service for any reason (including the reasons listed below) will automatically result in the loss of any portion of the RSUs that has not vested as of the date that he or she is no longer actively providing services to the Company or a Parent, Subsidiary or Affiliate, as described in Section 5 of the Agreement.
In particular, Participant understands and agrees that, except as otherwise set forth in the Notice or the Agreement, any RSUs that are unvested as of the date that Participant is no longer actively providing services to the Company or a Parent or Subsidiary or Affiliate will be forfeited without entitlement to the underlying Shares, or to any amount of indemnification, in the event of his or her termination of Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. In case of any dispute as to whether and when a termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be actively providing services while on a leave of absence). Participant acknowledges that he or she has read and specifically accept the conditions referred to in Section 5 of the Agreement.
Participant also understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or a Parent, Subsidiary or Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent, Subsidiary or Affiliate on an ongoing basis, other than as set forth in the Plan and the Agreement. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired upon settlement of RSUs are not part of any employment contract (either with the Company or any Parent, Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Finally, Participant understands that the RSUs would not be granted to him or her but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs shall be null and void.
Notifications
Exchange Control Information. Participant must declare the acquisition, ownership and sale of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or held as of December 31 of) the prior year; however, if the value of the Shares purchased under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the purchase or sale, as applicable.
Further, Participant is required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares or cash made to Participant pursuant to the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, Participant will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents by January 20th of each year, even if the relevant threshold has not been crossed for an individual item.
Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset / Account Tax Reporting Information. To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year (or at any time during the year in which Participant sells or disposes of such right or asset). After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.
UNITED KINGDOM
Terms and Conditions
RSUs granted in the United Kingdom (“U.K.”) pursuant to this Agreement may only be granted to employees of the Company or a Parent, Subsidiary or Affiliate.
Responsibility for Taxes.  The following provision supplements Section 6 (Responsibility for Taxes) of the Agreement:
Without limitation to Section 6 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold on Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for paying the Company or the Employer (as appropriate) the value of any employee NICs due on this additional benefit.
NIC Joint Election. As a condition of participation in the Plan and the vesting and settlement of the RSUs or receipt of any benefit in connection with the RSUs, Participant agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in the Plan or in Section 6 of the Agreement.
Without limitation to the foregoing, Participant agrees to enter into a joint election with the Company and/or the Employer or another form of joint election formally approved by HMRC (the “NIC Joint Election”). Participant agrees to execute any other consent or election required by the Company or the Employer in respect of the Employer NICs liability. Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of his or her Joint Election.
If Participant does not enter into an NIC Joint Election prior to the applicable taxable event, he or she will not be entitled to vest in the RSUs and receive Shares (or receive any other benefit in connection with the

RSUs) unless and until he or she enters into a NIC Joint Election, and no Shares or other benefit will be issued to him or her under the Plan, without any liability to the Company, the Employer or any Parent or Subsidiary or Affiliate.
UNITED STATES
There are no country-specific provisions.

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